AMENDMENT NO. 1 TO
LAUREATE RESOURCES & STEEL INDUSTRIES INC.
COMMON STOCK PURCHASE WARRANT “A-1”

THIS AMENDMENT NO. 1 TO THE COMMON STOCK PURCHASE WARRANT “A-1” (this “Amendment”) is made as of May 22, 2008, by and between LAUREATE RESOURCES & STEEL INDUSTRIES INC. (the “Company”) and ARIMATHEA LIMITED, or its registered assigns (the “Warrant Holder”). The parties hereto herby agree, for value received, to amend that certain Common Stock Purchase Warrant “A-1,” issued as of May 10, 2008 (the “Warrant”), as set forth below. Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Warrant.

WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company and its shareholders to amend the original warrant number A-1 granted to the Warrant Holder;

NOW, THEREFORE:

1. Exhibit A to the Warrant shall be deleted in its entirety and replaced with the following:

EXHIBIT A

This Warrant shall vest and become exercisable upon its execution by the parties hereto.

2. All other terms and conditions of the Warrant shall be and remain in full force and effect as therein written, except as expressly waived or modified by this Amendment.

3. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute but one instrument.

5. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Warrant, the provisions of this Amendment shall govern and control to the extent of such conflict or inconsistency.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by the authorized officer as of the date first above stated and agreed by the Warrant Holder.

LAUREATE RESOURCES & STEEL INDUSTRIES INC., a Nevada corporation

By:	/s/ Barbara Salz
	Name:	Barbara Salz
	Title:	Corporate Secretary

WARRANT HOLDER: ARIMATHEA LIMITED

By:	_________________________
Name:
Title: